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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           VIDEO SERVICES CORPORATION

    The undersigned, a stockholder of VIDEO SERVICES CORPORATION., a Delaware corporation (the "Company"), does hereby appoint Louis H. Siracusano and Michael Fairbourne and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of the Company to be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10166 at 9:00 a.m., local time, and at any adjournment or adjournments thereof, all of the shares of the Company's Common Stock that the undersigned would be entitled to vote if personally present.

    The undersigned hereby instructs said proxies or their substitutes:

1. To approve and adopt an Agreement and Plan of Merger, dated as of July 25, 2000, among Liberty Media Corporation, AT&T Corp., E-Group Merger Corp. and Video Services Corporation and to approve the merger of E-Group Merger Corp. with Video Services Corporation.

  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

2. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Special Meeting or any adjournment thereof.

                                   (continued, and to be signed on reverse side)
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                          (continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED "FOR" PROPOSAL.

                                         Please sign exactly as your name
                                         appears hereon. If stock is held
                                         jointly, signature should include
                                         both names. Administrators,
                                         Trustees, Guardians and others
                                         signing in a representative
                                         capacity, please give your full
                                         titles.

                                         Dated:
                                        ----------------------------, 2000

                                        ---------------------------- (L.S.)

                                        ---------------------------- (L.S.)
                                                  Signature(s)

                                         Please Sign, Date and Return the
                                         Proxy Card Promptly Using the
                                         Enclosed Envelope.